Exhibit 4.2

AMENDMENT TO

WARRANT AGREEMENT TO PURCHASE STOCK OF

VACCINOGEN, INC.

AMENDMENT, dated as of [DATE], to that certain Warrant Agreement (the “Warrant”) to Purchase Stock of Vaccinogen, Inc., a Maryland corporation (the “Company”), issued by the Company to [NAME OF WARRANTHOLDER] (the “Holder” and, together with the Company, the “Parties”). All terms not otherwise defined herein shall have the meanings given to them in the Warrant.

WHEREAS, pursuant to Section 13 of the Warrant, any material terms set forth in the Warrant may be changed with the written consent of the Holder or Holders holding more than one-half (½) of the aggregate Warrant Shares represented by the then issued and outstanding Warrants (covering Common Stock, not any other classes of capital stock) (the “Required Consent”); and

WHEREAS, the Company has received the Required Consent to the amendment to the Warrant set forth herein.

NOW, THEREFORE, in consideration of the premises and obligations and covenants contained herein, the Parties agree as follows:

1.                  Amendment of the Warrant.

(a)                The Expiration Date “[CURRENT EXPIRATION DATE]” in the heading of the Warrant is hereby amended and restated to read in its entirety as “[NEW EXPIRATION DATE]”.

(b)               The Termination Date “[CURRENT EXPIRATION DATE]” in Section 1 of the Warrant is hereby amended and restated to read in its entirety as “[NEW EXPIRATION DATE]”.

2.                  No Other Amendments. Except as expressly modified hereby, all other provisions set forth in the Warrant remain in full force and effect and the Warrant is hereby ratified, reaffirmed and confirmed.

3.                  Binding on Successors. This Amendment shall be binding upon and shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and delivered as of the day and year first above written.

VACCINOGEN, INC.

By:
Name:
Title: